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Exhibit 99.1

[EPIQ Systems, Inc. Logo]	News Release
For more information: Mary Adams, Investor Relations Telephone: 913-621-9500

EPIQ SYSTEMS, INC. REPORTS STRONG RESULTS
FOR FOURTH QUARTER AND 2003 YEAR-END

Note: A telephone conference call and web cast will be held at 3:30 p.m. central time today (February 24, 2004) to further discuss this announcement. The toll-free dial in number for this call is 800-473-6123. This call can also be accessed on the company's website at www.epiqsystems.com. A supplemental slide presentation is being offered from the website. A digital replay of the call will be available until March 31, 2004 by dialing 877-519-4471 (pass code: 4509150). The archived web cast will be available on the company's website.

        Kansas City, KS (February 24, 2004)—EPIQ Systems, Inc. (NASDAQ: EPIQ) today reported strong results of operations for the fourth quarter and year ended December 31, 2003, with quarterly revenue growth of 85% versus prior year.

        The Company also announced its intent to sell its infrastructure software business unit. Accordingly, financial results for the quarter and the year reflect the infrastructure software business as a discontinued operation.

        Net income per diluted share from continuing operations for the quarter was $0.21 compared to $0.18 for the year ago quarter. Net income per diluted share from continuing operations increased 25% to $0.80 compared to $0.64 the previous year. Diluted weighted average shares outstanding were 18.171 million for the quarter and 18.104 million for the year.

        Financial highlights from continuing operations for the quarter ended December 31, 2003, compared to the year ago quarter include:

  •
  Revenue increased 85% to $18.4 million from $9.9 million. Revenue for bankruptcy case management fees were $9.2 million, an increase of 37%, and revenue for bankruptcy professional services were $9.2 million, an increase of 187%.

  •
  Gross profit was $12.6 million compared to $7.3 million, and the gross profit margin was 68.4% compared to 73.9%. The margin decline compared to last year is primarily related to the recognition of reimbursements received for out-of-pocket expenses as revenue resulting from the Bankruptcy Services LLC (BSI) acquisition in January of 2003.

  •
  Operating income was $6.7 million compared to $4.6 million. The operating margin was 36.5% compared to 46.6%. Operating income includes $308 thousand of acquisition-related expense compared to $5 thousand for the year ago quarter and $976 thousand of intangible amortization expense compared to $96 thousand for the year ago quarter.

  •
  Net income increased 27% to $3.8 million compared to $3.0 million. Net income per diluted share was $0.21 per share versus $0.18.

  •
  Non-GAAP adjusted net income (net income plus after-tax amortization of acquisition-related intangibles and after tax acquisition related expenses) increased 48% to $4.5 million compared to $3.0 million last year. A reconciliation statement is attached.

        Financial highlights from continuing operations for the year ended December 31, 2003, compared to the previous year include:

  •
  Revenue increased 87% to $67.9 million from $36.3 million. Revenue for bankruptcy case management fees were $38.5 million, an increase of 40%, and revenue for bankruptcy professional services were $29.4 million, an increase of 235%.

  •
  Gross profit was $47.7 million compared to $26.2 million, and the gross profit margin was 70.2% compared to 72.2%. The margin decline compared to last year is primarily related to the recognition of reimbursements received for out-of-pocket expenses as revenue resulting from the Bankruptcy Services LLC (BSI) acquisition in January of 2003.

  •
  Operating income increased 61% to $24.6 million versus $15.3 million. The operating margin was 36.2% compared to 42.1%. Operating income includes $1.8 million of acquisition-related expense compared to $575 thousand last year and $3.6 million of intangible amortization expense compared to $350 thousand last year.

  •
  Net income increased 49% to $14.5 million compared to $9.8 million. Net income per diluted share was $0.80 compared to $0.64.

  •
  Non-GAAP adjusted net income (net income plus after-tax amortization of acquisition related intangibles and after-tax acquisition related expenses) increased 71% to $17.7 million compared to $10.3 million. A reconciliation statement is attached.

        The planned sale of the infrastructure software business unit represents a discontinued operation under FAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Accordingly, assets and liabilities have been reclassified as held for sale, and revenues, costs of sales, and operating expenses related to this segment have been reclassified as discontinued operations.

        Net income for the year of $8.7 million includes net income from continuing operations of $14.5 million and a net loss from discontinued operations of $5.8 million, which includes an impairment charge to reduce goodwill, other intangible assets, software and other long-lived assets.

        Key events for EPIQ Systems throughout 2003 and early 2004 include:

  •
  January 2003—Acquisition of Bankruptcy Services LLC, a national leader of Chapter 11 bankruptcy case administration services.

  •
  June 2003—Third consecutive appearance on the Fortune Small Business: Fastest Growing Small Companies with a national ranking of 5.

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  August 2003—Inclusion in the Standard & Poor's Small Cap 600 Index GICS (Global Industry Classification Standard) Application Software sub-industry.

  •
  October 2003—Fourth consecutive appearance on Forbes 200 Best Small Companies with a national ranking of 56.

  •
  October 2003—Announcement that EPIQ Systems will convert its exclusive marketing arrangement with Bank of American for Chapter 7 trustee services to a non-exclusive arrangement effective April 1, 2004, and that the marketing arrangement has been extended through September 30, 2006.

  •
  January 2004—Acquisition of Poorman-Douglas Corporation, a leading provider of class action and mass tort case administration.

        Tom W. Olofson, chairman and CEO, and Christopher E. Olofson, president and chief operating officer of EPIQ Systems, commented, "We are pleased to report that EPIQ Systems accomplished many strategic and financial objectives in 2003. BSI, our 2003 acquisition for Chapter 11 services, has been successfully integrated and delivered strong performance throughout the year. Our January 2004 acquisition of Poorman-Douglas represents a similarly attractive new opportunity for EPIQ Systems and provides complementary diversification."

        EPIQ Systems is a leading national provider of technology-based products and services for fiduciary management and claims administration applications used by attorneys, trustees, and corporations engaged in bankruptcy, class action, mass tort, and other similarly complex legal proceedings. Our solutions combine advanced technology with in-depth subject matter expertise to offer customers an efficient environment in which to manage the complexities of case administration. For more information, visit us online at www.epiqsystems.com

        Forward Looking Statement Disclaimer:    This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act, including those relating to the possible or assumed future results of operations and financial condition of the Company. These forward-looking statements are based on the Company's current expectations and may be identified by terms such as "goal" and "objective". Because those statements are subject to a number of risks, actual results may differ materially from those expressed or implied in this presentation. These risks include (1) any material changes in our total number of bankruptcy trustees and cases, (2) any material changes in our Chapter 7 deposits, the services required by our Chapter 11, Chapter 13, class action or mass tort cases, or the number of cases processed by our Chapter 13 bankruptcy trustee customers, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, (4) our reliance on and the previously-announced change in our marketing arrangement and pricing arrangements with Bank of America for Chapter 7 revenue, (5) future bankruptcy, class action, or mass tort legislation, (6) risks associated with the integration of acquisitions into our existing business operations, (7) risks associated with the significant new indebtedness we incurred to finance the Poorman-Douglas acquisition, (8) a decline in the business of Poorman-Douglas Corporation, and (9) other risks detailed from time to time in our SEC filings, including our annual report on Form 10-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligations to update any forward-looking statements contained herein to reflect future events or developments.

(Tables follow)

EPIQ SYSTEMS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2003	2002	2003	2002
OPERATING REVENUES:
Bankruptcy case management fees	$9,153	$6,703	$38,490	$27,459
Bankruptcy professional services	9,249	3,222	29,446	8,797

Total Operating Revenues	18,402	9,925	67,936	36,256

COST OF SALES:
Cost of products and services	4,746	1,647	16,490	6,363
Depreciation and amortization	1,061	942	3,787	3,707

Total Cost of Sales	5,807	2,589	20,277	10,070

GROSS PROFIT	12,595	7,336	47,659	26,186

OPERATING EXPENSES:
General and administrative	4,376	2,458	16,868	9,443
Depreciation	226	156	781	542
Amortization—intangibles	975	96	3,610	350
Acquisition related	308	5	1,793	575

Total Operating Expenses	5,885	2,715	23,052	10,910

INCOME FROM OPERATIONS	6,710	4,621	24,607	15,276

INTEREST INCOME (EXPENSE):
Interest income	65	176	284	573
Interest expense	(52)	(15)	(201)	(137)

Net Interest Income	13	161	83	436

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	6,723	4,782	24,690	15,712

PROVISION FOR INCOME TAXES	2,955	1,810	10,165	5,946

INCOME FROM CONTINUING OPERATIONS	$3,768	$2,972	$14,525	$9,766

DISCONTINUED OPERATIONS:
Loss from operations of discontinued infrastructure software segment	(8,045)	(613)	(9,562)	(2,466)
Income tax benefit from operations of Discontinued infrastructure segment	3,138	233	3,744	933

TOTAL DISCONTINUED OPERATIONS	(4,907)	(380)	(5,818)	(1,533)

NET INCOME (LOSS)	$(1,139)	$2,592	$8,707	$8,233

NET INCOME PER SHARE INFORMATION:
Diluted income per share from continuing operations	$0.21	$0.18	$0.80	$0.64
Diluted (loss) per share from discontinued operations	(0.27)	(0.02)	(0.32)	(0.10)

EARNINGS PER SHARE—DILUTED	$(0.06)	$0.16	$0.48	$0.54

WEIGHTED AVERAGE SHARES—DILUTED	18,171	16,218	18,104	15,309

EPIQ SYSTEMS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2003
(In thousands)
(Unaudited)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$30,347
Accounts receivable, trade, less allowance for doubtful accounts of $340 and $5, respectively	11,337
Prepaid expenses and other	1,938
Deferred income taxes	1,736
Current assets from discontinued operations	1,304

Total Current Assets	46,662
LONG-TERM ASSETS:
Property and equipment, net	11,886
Software development costs, net	2,799
Goodwill	64,188
Other intangibles, net of accumulated amortization of $4,250 and $640, respectively	16,325
Other	67

Total Long-term Assets, net	95,265

Total Assets	$141,927

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITES:
Accounts payable	$1,998
Accrued expenses	3,655
Other current liabilities	849
Current liabilities from discontinued operations	1,137

Total Current Liabilities	7,639
LONG-TERM LIABILITIES:
Deferred income taxes	1,967
Long-term obligations	3,066

Total Long-term Liabilities	5,033
STOCKHOLDERS' EQUITY	129,255

Total Liabilities and Stockholders' Equity	$141,927

EPIQ SYSTEMS, INC. AND SUBSIDIARY
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS
TO NON-GAAP ADJUSTED NET INCOME FROM CONTINUING OPERATIONS
(In thousands)
(Unaudited)

	THREE-MONTHS ENDED DECEMBER 31,
	2003	2002
NET INCOME FROM CONTINUING OPERATIONS	$3,768	$2,972
Plus (net of tax):
Amortization of acquisition intangibles	547	60
Acquisition-related expenses	173	3

	720	63

NON-GAAP ADJUSTED NET INCOME FROM CONTINUING OPERATIONS	$4,488	$3,035

	TWELVE-MONTHS ENDED DECEMBER 31,
	2003	2002
NET INCOME FROM CONTINUING OPERATIONS	$14,525	$9,766
Plus (net of tax):
Amortization of acquisition intangibles	2,124	218
Acquisition-related expenses	1,055	357

	3,179	575

NON-GAAP ADJUSTED NET INCOME FROM CONTINUING OPERATIONS	$17,704	$10,341

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  Exhibit 99.1
EPIQ SYSTEMS, INC. REPORTS STRONG RESULTS FOR FOURTH QUARTER AND 2003 YEAR-END
EPIQ SYSTEMS, INC. AND SUBSIDIARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except share and per share data) (Unaudited)
EPIQ SYSTEMS, INC. AND SUBSIDIARY CONDENSED CONSOLIDATED BALANCE SHEET DECEMBER 31, 2003 (In thousands) (Unaudited)